EXHIBIT 99.1
                                                             ------------
                       JOHN B. SANFILIPPO & SON, INC.
                                 NEWS RELEASE


COMPANY CONTACT:   Michael J. Valentine
                   Chief Financial Officer
                   847-871-6509


FOR IMMEDIATE RELEASE
FRIDAY DECEMBER 15, 2006


                     Net Sales decreased 3.5%
                     ------------------------
                     Net Loss was $4.8 Million
                     -------------------------

Elk Grove Village, IL, December 15, 2006 -- John B. Sanfilippo & Son, Inc. (Nasdaq: JBSS) today announced final operating results for its fiscal 2007 first quarter. After accounting for a pre-tax gain of $3.0 million from real estate sales of three Chicago area facilities, net loss for the current quarter was approximately $4.8 million or 46 cents per share diluted in comparison to a net loss for the first quarter of fiscal 2006 of $1.1 million, or 11 cents per share diluted.

Net sales for the fiscal 2007 first quarter decreased by 3.5% to approximately $133.8 million from approximately $138.7 million in the first quarter of fiscal 2006. Net sales declined by approximately 12%, 5% and 2% in the industrial, food service and consumer channels, respectively. Net sales increased by approximately 8% and 6% in the export and contract packaging channels respectively. Pounds shipped to customers in the current quarter increased by approximately 4% primarily as a result of significant increases in pounds of walnuts and cashews shipped to customers. Pounds sold increased in all channels except the consumer channel.

The gross margin for the first quarter of fiscal 2007 decreased to 4.3% of net sales from 9.6% of net sales for the first quarter of fiscal 2006. The decline in gross margin primarily was attributable to a 6.8% decline in the weighted average price per pound sold while the weighted average cost per pound sold decreased by 3.1% in the quarterly comparison. The decline in prices per pound sold for almonds and walnuts outweighed the decline in costs per pound sold for these products in the quarterly comparison. The weighted average price per pound for almonds sold in the current quarter declined mainly because the Company commenced shipping against lower priced new crop almond industrial sales contracts while the Company still had high cost old crop almonds on hand. Walnut prices declined in part as a result of Fisher walnut promotional activity that occurred late in the current quarter at a nominal gross margin. This promotional activity allowed the Company to secure new ongoing distribution of Fisher walnut products. Selling prices declined significantly in the industrial and food service channels. Additionally, the final shell out of pecans and one variety of walnuts near the end of the current quarter led to unfavorable inventory adjustments in relation to the estimated balances of these bulk inshell nuts on hand. These factors coupled with the decline in net sales led to the decline in gross profit dollars of approximately $7.6 million.

Selling and administrative expenses decreased to 8.7% of net sales for the first quarter of fiscal 2007 from 9.6% in the first quarter of fiscal 2006. The decline in operating expenses occurred because the Company recorded a net gain of $3.0 million from the sale of its three Chicago area facilities in July. Selling expense in the current quarter increased to 8.1% of net sales compared to 7.1% of net sales in the first quarter of fiscal 2006. Increased freight costs to ship products to customers and costs associated with the move and start up of the Company's distribution center in the new Elgin facility caused the increase in selling expense. Administrative expense for the first quarter of fiscal 2007 was 2.9% of net sales compared to 2.5% of net sales in the first quarter of fiscal 2006.

Primarily because of the decline in gross profit dollars, operating income for the current quarter declined by approximately $5.8 million. As a result of higher short term borrowing rates, interest expense in the first quarter of fiscal 2007 increased to approximately $1.7 million from $1.5 million in the first quarter of fiscal 2006.

During the first quarter of fiscal 2007, the Company's unfavorable operating results caused non-compliance with certain restrictive covenants under its financing facilities. Specifically, the Company did not achieve the minimum quarterly earnings before interest, taxes, depreciation and amortization ("EBITDA") requirement under its long-term financing facility (the "Note Agreement") which is a cross-default under the Company's bank credit facility (the "Bank Credit Facility"). The Company received waivers from its lenders on November 13, 2006 for this event of default. The Company's announcement on November 22, 2006 that the consolidated financial statements in its Form 10-K for fiscal 2006 filed on September 27, 2006 could no longer be relied upon caused a default pursuant to the Company's Note Agreement and Bank Credit Facility. In addition, the Company did not file this quarterly report on Form 10-Q for the quarter ended September 28, 2006 with the Securities and Exchange Commission by the November 27, 2006 deadline required in the Note Agreement, which caused an additional event of default pursuant to the Note Agreement. The Company has received waivers from its lenders for these events of non-compliance. In light of the non-compliance with the restrictive covenant as a result of the Company's performance for the first quarter of fiscal 2007, and the uncertainty relating to the Company's ability to comply with covenants and warranties during future periods, the Note Agreement for the first quarter of fiscal 2007 has been classified as currently due.

The extent of the losses and uncertainties related to meeting financial covenants in the Company's financing arrangements raises substantial doubt as to whether the Company will be able to continue as a going concern for a period of at least twelve months. Accordingly, in compliance with Nasdaq Marketplace Rule 4350(b)(1)(B), the Company is also announcing today that its independent registered public accounting firm has issued a "going concern" qualification to their opinion on the Company's audited financial statements for the year ended June 29, 2006

"The current quarter was a difficult quarter as the Company transitioned into a new crop year with high cost old crop almonds still on hand in a declining price environment," stated Jeffrey T. Sanfilippo, Chief Executive Officer of the Company. "In November, the Company completed the sale of its old crop almond inventories. The Company was also burdened by the impact of having to increase its final settlement payments to walnut growers in last year's third quarter after a majority of its walnuts had been sold at fixed prices. Consequently, sales of walnuts have delivered a nominal gross margin for the last three quarters. As the Company moves into new crop walnut sales contracts, selling prices should be more in line with walnut acquisition costs, and walnut gross margins should return to normal levels," Mr. Sanfilippo explained. "Virtually all almond handlers are owned in whole or in part by almond growers, which has resulted in difficult competitive challenges for the Company in recent crop years. As a result of such challenges, we recently announced that we will no longer purchase almonds directly from growers and will discontinue our almond handling operation at our Gustine, California facility during the first quarter of calendar 2007 when the processing of current crop year almonds purchased directly from growers is completed," Mr. Sanfilippo stated. "Though gross profit was negatively impacted by an overall decline in selling price in the current quarter as the Company transitions into a lower cost and selling price environment, the price decline has led to an increase in unit volume sold in October and November. An increase in unit volume sold is critical to achieving a recovery in operating performance for the remainder of this fiscal year," Mr. Sanfilippo concluded.

The statement of Jeffrey T. Sanfilippo in this release is forward-looking. This forward-looking statement is based on the Company's current expectations and involves risks and uncertainties. Consequently, the Company's actual results could differ materially. Among the factors that could cause results to differ materially from current expectations are: (i) if the Company continues to sustain losses, the ability of the Company to continue as a going concern,
(ii) sales activity for the Company's products, including a decline in sales to one or more key customers; (iii) changes in the availability and costs of raw materials and the impact of fixed price commitments with customers; (iv) fluctuations in the value and quantity of the Company's nut inventories due to fluctuations in the market prices of nuts and routine bulk inventory estimation adjustments, respectively, and decreases in the value of inventory held for other entities, where the Company is financially responsible for such losses; (v) the Company's ability to lessen the negative impact of competitive and pricing pressures; (vi) the potential for lost sales or product liability if our customers lose confidence in the safety of our products or are harmed as a result of using our products; (vii) risks and uncertainties regarding the Company's facility consolidation project; (viii) sustained losses, which would, among other things, negatively impact the Company's ability to comply with the financial covenants in its amended credit agreements; (ix) the ability of the Company to satisfy its customers' supply needs; (x) the ability of the Company to retain key personnel; (xi) the potential negative impact of government regulations, including the 2002 Farm Bill and the Public Health Security and Bioterrorism Preparedness and Response Act; (xii) the Company's ability to do business in emerging markets; (xiii) the Company's ability to properly measure and maintain its inventory;
(xiv) the effect of the group that owns the majority of the Company's voting securities, including the effect of the agreements pursuant to which such group has pledged a substantial amount of the Company's securities that they own; and (xv) the timing and occurrence (or nonoccurrence) of other transactions and events which may be subject to circumstances beyond the Company's control.

John B. Sanfilippo & Son, Inc. is a processor, packager, marketer and distributor of shelled and in-shell nuts and extruded snacks that are sold under a variety of private labels and under the Company's Fisher, Evon's, Snack 'N Serve Nut BowlTM, Sunshine Country, Flavor Tree and Texas Pride brand names. The Company also markets and distributes a diverse product line of other food and snack items.



                    JOHN B. SANFILIPPO & SON, INC.
                    ------------------------------

                CONSOLIDATED STATEMENTS OF OPERATIONS
                -------------------------------------
           (Dollars in thousands, except earnings per share)



                                               For the Quarter Ended
                                         ---------------------------------
                                                     (Unaudited)

                                           September 28,     September 29,
                                                2006              2005
                                         ---------------------------------
Net sales                                      $133,793          $138,658
Cost of sales                                   128,070           125,378
                                         ---------------------------------
Gross profit                                      5,723            13,280
                                         ---------------------------------

Selling expenses                                 10,818             9,886
Administrative expenses                           3,833             3,476
Gain related to real estate sales                (3,047)               --
                                         ---------------------------------
                                                 11,604            13,362
                                         ---------------------------------
(Loss) from operations                           (5,881)              (82)
                                         ---------------------------------

Other (expense):
  Interest expense                               (1,670)           (1,515)
  Rental and miscellaneous
   (expense), net                                   (59)             (146)
                                         ---------------------------------
                                                 (1,729)           (1,661)
                                         ---------------------------------

(Loss) income before income taxes                (7,610)           (1,743)
Income tax (benefit)                             (2,789)             (615)
                                         ---------------------------------
Net (loss)                                      ($4,821)          ($1,128)
                                         =================================

Basic and diluted loss per share                 ($0.46)           ($0.11)
                                         =================================

Weighted average shares outstanding
  -- basic and diluted                       10,591,625        10,580,183
                                         =================================




                      JOHN B. SANFILIPPO & SON, INC.
                      ------------------------------
                       CONSOLIDATED BALANCE SHEETS
                       ---------------------------
                              (Unaudited)
                          (Dollars in thousands)



                                                               June 29,
                                           September 28,         2006
                                                2006          Restated
                                         ------------------------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                     $1,647         $2,232
  Accounts receivable, net                      41,478         35,481
  Inventories                                  142,362        164,390
  Deferred income taxes                          3,340          2,984
  Income taxes receivable                        9,136          6,427
  Prepaid expenses and other
   current assets                                2,293          2,248
                                          -----------------------------
                                               200,256        213,762

PROPERTIES, NET                                162,318        156,859
OTHER ASSETS                                    19,587         20,291
                                          -----------------------------
                                              $382,161       $390,912
                                          =============================


                                                               June 29,
                                           September 28,         2006
                                                2006          Restated
                                         ------------------------------
LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Revolving credit facility borrowings         $43,582        $64,341
  Current maturities of long-term debt          61,819         67,717
  Accounts payable                              35,484         27,944
  Book overdraft                                12,251         14,301
  Accrued expenses                              18,398         16,842
                                          -----------------------------
                                               171,534        191,145
                                          -----------------------------
LONG-TERM LIABILITIES:
  Long-term debt                                19,828          5,618
  Retirement plan                                7,981          7,654
  Deferred income taxes                          6,668          6,385
  Other                                            744             --
                                          -----------------------------
                                                35,221         19,657
                                          -----------------------------
STOCKHOLDERS' EQUITY:
  Class A common stock                              26             26
  Common stock                                      81             81
  Capital in excess of par value                99,937         99,820
  Retained earnings                             76,566         81,387
  Treasury stock                                (1,204)        (1,204)
                                          -----------------------------
                                               175,406        180,110
                                          -----------------------------
                                              $382,161       $390,912
                                          =============================